UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 30, 2012

ML TREND-FOLLOWING FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-28928	13-3887922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 10th Floor
250 Vesey Street,
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)(1) Effective April 30, 2012, the Limited Partnership Agreement of ML Trend-Following Futures Fund L.P. (the “Registrant”) has been amended.  The Registrant’s Tenth Amended and Restated Limited Partnership Agreement is being filed as an exhibit.

(2)  The amendments revised the Registrant’s Limited Partnership Agreement with respect to the following, among other things:

(i)
removing the provision requiring Merrill Lynch Alternative Investments LLC (the “General Partner”), as general partner of the Registrant, to maintain a net worth of at least 5% of the total contributions to the Registrant and all other funds for which the General Partner is general partner;

(ii)	clarifying that the General Partner does not pay selling commissions due on the Units in order to reconcile an inconsistency with the Registrant’s confidential disclosure document;

(iii)	clarifying that the General Partner may allow fractional units of limited partnership interest in the Registrant (“Units”) to be redeemed;

(iv)
clarifying that in addition to investors that have a Merrill Lynch securities investment account, investors that have a U.S. Trust securities investment account need not make redemption requests in writing;

(v)	clarifying that the General Partner may waive or reduce the wrap fee for certain investors;

(vi)	providing that distributions or redemption payouts made to investors may be made in cash or in kind provided that such in-kind distribution or payout is not adverse to investors; and

(vii)	providing for the issuance of different classes of Units provided that doing so is not adverse to existing investors.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.02	Tenth Amended and Restated Limited Partnership Agreement of ML Trend-Following Futures Fund L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML TREND-FOLLOWING FUTURES FUND L.P.

By: Merrill Lynch Alternative Investments LLC, its General Partner

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Position: Chief Financial Officer and Vice President

Date: April 30, 2012